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(Multicurrency--Cross Border)

                                    ISDA'r'
                  International Swap Dealers Association Inc.

                                MASTER AGREEMENT

                         dated as of December 3, 1997

Goldman Sachs Mitsui Marine Derivative Products, L.P. and Capital Equipment Receivables Trust 1997-1 have entered and /or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:--

1. INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations from a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. OBLIGATIONS

(a) GENERAL CONDITIONS.

    (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

    (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

    (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

       Copyright 'c' 1992 by International Swap Dealers Association, Inc.


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(b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) NETTING. If on any date amounts would otherwise be payable:--

    (i) in the same currency; and

    (ii) in respect of the same Transaction.

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) DEDUCTION OR WITHHOLDING FOR TAX.

    (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

        (1) promptly notify the other party ("Y") of such requirement;

        (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

        (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

        (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had not such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

            (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

            (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

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    (ii) LIABILITY. If:--

        (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

        (2) X does not so deduct or withhold; and

        (3) a liability resulting from such Tax is assessed directly against X.

    then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant
Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a) BASIC REPRESENTATIONS.

    (i) STATUS. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

    (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

    (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

    (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

    (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

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(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of
Default, or, to its knowledge. Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.  AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: --

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs: --

    (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

    (ii) any other documents specified in the Schedule or any Confirmation; and

    (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,



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organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.


5. EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party: --

    (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

    (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

    (iii) CREDIT SUPPORT DEFAULT.

        (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

        (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

        (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

    (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

    (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grade period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

    (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however


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    described) in respect of such party, any Credit Support Provides of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

    (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

        (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a preceding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within w 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

    (viii) MERGE WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

        (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to this Agreement; or

        (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.


(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event


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Upon Merger if the event is specified pursuant to (iv) below or an Additional
Termination Event if the event is specified pursuant to (v) below:--

    (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction or any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

        (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction,; or

        (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

    (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2
    (d)(i)(4)(A)(B));

    (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount of in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

    (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker that that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

    (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.


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6. EARLY TERMINATION

(a) RIGHT OF TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier that the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4), or, to the extent analogous thereto, (8).

(b) RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

    (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

    (ii) TRANSFER TO AVOID TERMINATION EVENT. If either and Illegality under
    Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

    If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

    Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

    (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

    (iv) RIGHTS TO TERMINATE. If:--

        (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

        (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party.

    either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then


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    continuing, designate a day not earlier than the day such notice if effective as an Early Termination Date in respect of all Affected Transactions.


(c) EFFECT OF DESIGNATION.

    (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

    (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transaction will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) CALCULATIONS.

    (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e) and (2) giving details of the relevant account to which any amount payable to it it to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

    (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of this amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

    (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:--

        (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

        (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

        (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the


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        Non-defaulting Party) in respect of the Terminated Transactions and the
        Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

        (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

    (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:--

        (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

        (2) Two Affected Parties. If there are two Affected Parties:--

            (A) if Market Quotations applies, each party will determine a Settlement Amount in respect of Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

            (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

        If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

    (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

    (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.


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7. TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: --

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGEMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.


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9. MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) COUNTERPARTS AND CONFIRMATIONS.

    (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

    (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.


10. OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document

                                      12



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to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--


     (i) if in writing and delivered in person or by courier, on the date it is delivered;

     (ii) if sent by telex, on the date the recipient's answerback is received;

     (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

     (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

     (v) if sent by electronic messaging system, on the date that electronic message is received.

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Date, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number of electronic messaging system details at which notices or other communications are to be given to it.

13. GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.


(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

     (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdicition and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any

                                       13


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reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to the service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. DEFINITIONS

As used in this Agreement:--

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"BURDENED PARTY" has the meaning specified in Section 5(b).

"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

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"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"ILLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "LAWFUL" and "UNLAWFUL" will be construed accordingly.

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, it not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss incudes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have

                                      15



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been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so oblige, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

'NON-DEFAULT RATE' means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

'NON-DEFAULTING PARTY' has the meaning specified in Section 6(a).

'OFFICE' means a branch or office of a party, which may be such party's head or home office.

'POTENTIAL EVENT OF DEFAULT' means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

'REFERENCE MARKET-MAKERS' means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

'RELEVANT JURISDICTION' means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

'SCHEDULED PAYMENT DATE' means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

'SET-OFF' means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

'SETTLEMENT AMOUNT' means, with respect to a party and an Early Termination date, the sum of: --

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

'SPECIFIED ENTITY' has the meaning specified in the Schedule.

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

'SPECIFIED INDEBTEDNESS' means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

'SPECIFIED TRANSACTION' means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into [between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party)] which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

'STAMP TAX' means any stamp, registration, documentation or similar tax.

'TAX' means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

'TAX EVENT' has the meaning specified in Section 5(b).

'TAX EVENT UPON MERGER' has the meaning specified in Section 5(b).

'TERMINATED TRANSACTIONS' means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if 'Automatic Early Termination' applies, immediately before that Early Termination Date).

'TERMINATION CURRENCY' has the meaning specified in the Schedule.

'TERMINATION CURRENCY EQUIVALENT' means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the 'Other Currency'), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

'TERMINATION EVENT' means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

'TERMINATION RATE' means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

'UNPAID AMOUNTS' owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.



Goldman Sachs Mitsui Marine              Capita Equipment Receivables
Derivative Products, L.P.                Trust 1997-1
 .....................................    ......................................
        (Name of Party)                               (Name of Party)




By:         /s/ David Vinia               By:        /s/ Cheryl L. Laser
    .................................        ..................................
    Name:  David Vinia                       Name:   Cheryl L. Laser
    Title: Treasurer-GSMMDPGP, Inc.          Title:  Assistant Vice President
    Date:  December 3, 1997                  Date:


                                    SCHEDULE
                                     to the
                              ISDA MASTER AGREEMENT

                          dated as of December 3, 1997

                                     between

                           GOLDMAN SACHS MITSUI MARINE
                           DERIVATIVE PRODUCTS, L.P.,
                         a limited partnership organized
                     under the laws of the State of Delaware
                                  ("Party A"),

                                       and

                       CAPITA EQUIPMENT RECEIVABLES TRUST
                                     1997-1,
            a trust organized under the laws of the State of New York
                        ("Party B" or the "Owner Trust")

         The transaction ("Transaction") to be outstanding hereunder shall be evidenced by a confirmation of even date herewith, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof (as so amended, supplemented or modified, the "Confirmation"). The Master Agreement to which this Schedule is attached, this Schedule and the Confirmation, each as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof (as so amended, supplemented or modified, collectively, the "Agreement"), shall constitute the "Class A-5 Swap Agreement", and Party A shall constitute the Class A-5 Swap Counterparty, in each case as referred to in the Indenture, dated as of November 1, 1997, as it may be amended, supplemented or otherwise modified from time to time (the "Indenture"), between the Owner Trust, as issuer, and Bankers Trust Company (the "Indenture Trustee"). Terms defined or referenced in the Indenture and not otherwise defined or referenced in the Agreement are used in the Agreement as defined or referenced in the Indenture. The Agreement and the Transactions are also subject to the ISDA Definitions referred to (and to the extent set forth in) Part 5(b) of this Schedule.

PART 1.  TERMINATION PROVISIONS.

         (a) "SPECIFIED ENTITY" means in relation to Party A for the purpose of:

                  Section 5(a)(v),          Not Applicable
                  Section 5(a)(vi),         Not Applicable

                  Section 5(a)(vii),       Not Applicable
                  Section 5(b)(iv),        Not Applicable

         and in relation to Party B for the purpose of:

                  Section 5(a)(v),         Not Applicable
                  Section 5(a)(vi),        Not Applicable
                  Section 5(a)(vii),       Not Applicable
                  Section 5(b)(iv),        Not Applicable

         (b) "EVENTS OF DEFAULT". The following Events of Default will not apply to Party A or Party B, and the definition of "Event of Default" in Section 14 is deemed to be modified accordingly:

                  Section 5(a)(ii),        (Breach of Agreement)
                  Section 5(a)(iii),       (Credit Support Default)
                  Section 5(a)(iv),        (Misrepresentation)
                  Section 5(a)(v),         (Default under Specified Transaction)
                  Section 5(a)(vi),        (Cross Default)
                  Section 5(a)(viii),      (Merger Without Assumption)

         (c) The following Termination Events will not apply to Party A or Party B, and the definition of "Termination Event" in Section 14 is deemed to be modified accordingly:

                  Section 5(b)(ii),        (Tax Event)
                  Section 5(b)(iii),       (Tax Event Upon Merger)
                  Section 5(b)(iv),        (Credit Event Upon Merger)
                  Section 5(b)(v),         (Additional Termination Event)

         (d) Section 5(a)(vii) (Bankruptcy) is hereby amended by: (i) adding in Clause (1) thereof (first line) after the word "merger" and before the closing parenthetical the words "or, in the case of Party A, reconstitution, incorporation, or admission or withdrawal of a partner"; and (ii) adding in Clause (5) (twelfth line) thereof after the word "merger" and before the closing parenthetical the words "or, in the case of Party A, reconstitution or incorporation."

         (e) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to Party A or Party B.

         (f) PAYMENTS ON EARLY TERMINATION. Notwithstanding any provision to the contrary in the Agreement, upon the occurrence of an Early Termination Date in respect of the Transaction:

                  (i) the provisions of Sections 6(d)(i) (to the extent they relate to obtaining Market Quotations) and Sections 6(e)(i) and (ii) shall not apply to the Transaction, and, as a result, there will be no early termination payment based on Market Quotation, Loss or the replacement cost or value of such Transaction;

                  (ii) each reference in the Agreement to an amount calculated as being due in respect of any Early Termination Date under Section 6(e) shall be deemed to refer to an amount calculated in accordance with
                           Part 1(f)(iii) of this Schedule;

                  (iii) the amount payable in respect of any Early Termination Date will be the amount (determined by the Calculation Agent and netted in accordance with
                           Section 2(c), as amended in Part 4(i) of this Schedule) that is the Termination Currency Equivalent of the result of (A) the sum of (1) all Unpaid Amounts owing to the Owner Trust in respect of the Transaction plus (2) all amounts that would be payable to the Owner Trust if such Early Termination Date were the next Payment Date in respect of the Transaction, less (B) the sum of (1) all Unpaid Amounts owing to Party A in respect of the Transaction plus (2) all amounts that would be payable to Party A if such Early Termination Date were the next Payment Date in respect of the Transaction; and

                  (iv) if the amount determined pursuant to clause (iii) above is a positive number, Party A will pay it to the Owner Trust on the Business Day immediately following the Early Termination Date; if it is a negative number, the Owner Trust will pay the absolute value of that amount to Party A on the Business Day immediately following the Early Termination Date.

         (g)      "TERMINATION CURRENCY" means United States Dollars.

         (h) "TRANSFER TO AVOID TERMINATION EVENT". Section 6(b)(ii) is hereby amended by adding at the end thereof before the period in the third paragraph the following condition:

                  , and the prior written confirmation from each Rating Agency that the then current rating of the Class A-5 Notes will not be withdrawn or reduced as a result of such transfer

PART 2.  TAX REPRESENTATIONS.

         (a) PAYER REPRESENTATIONS. For purposes of Section 3(e), each of Party A and Party B represents as follows:

                  It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction, to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations, if any, made by the other party pursuant to Section 3(f), (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii), and (iii) the satisfaction of the agreement of the other party contained in
                  Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on Clause (ii) above and the other party does not deliver a form, document or certificate under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

         (b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f), neither Party A nor Party B makes any representation.

PART 3.  AGREEMENT TO DELIVER DOCUMENTS.

                  For the purpose of Sections 4(a)(i) and (ii), each of Party A and Party B agrees to deliver the following documents, as applicable:

         (a)      Tax forms, documents, or certificates to be delivered are:

                  Each of Party A and Party B agrees, promptly upon reasonable demand by such other party, to complete, accurately and in a manner reasonably satisfactory to the other party, and to execute, arrange for any required certification of, and deliver to the other party (or to such government or taxing authority as the other party reasonably directs), any form or document that may be required or reasonably requested in order to allow the other party to make a payment under the Agreement without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate.

         (b)      Other documents to be delivered are:

======================================================================================================================
Party required                                                                                      Covered by
to deliver                 Form/Document/                        Date by which to                   Section 3(d)
document                   Certificate                           be delivered                       Representation
----------------------------------------------------------------------------------------------------------------------
Party A                    Power of Attorney with                At execution of the                Yes
                           respect to the corporate              Agreement
                           general partner of Party A
----------------------------------------------------------------------------------------------------------------------
Party A                    Support Agreement dated               At execution of the                No
                           as of October 8, 1993                 Agreement
                           among Party A, Mitsui
                           Marine and Fire
                           Insurance Co., Ltd., and
                           The Goldman Sachs
                           Group, L.P. (the
                           "Support Agreement")
----------------------------------------------------------------------------------------------------------------------
Party B                    Certified incumbency                  At execution of the                Yes
                           certificate or other                  Agreement
                           evidence of authority and
                           specimen signatures with
                           respect to Party B and its
                           signatories
----------------------------------------------------------------------------------------------------------------------
Party B                    Servicer's Certificate                Monthly, on the fifth              No
                           delivered to the Owner                Business Day prior to
                           Trustee pursuant to                   the 15th day of each
                           Section 3.9 of the                    month, subject to
                           Transfer and Servicing                adjustment in
                           Agreement.                            accordance with the
                                                                 Following Business
                                                                 Day Convention
----------------------------------------------------------------------------------------------------------------------
Party B                    Trust Agreement and                   At execution of the                No
                           Indenture                             Agreement
----------------------------------------------------------------------------------------------------------------------
Party B                    Amendments, if any, to                Upon execution thereof             No
                           Trust Agreement and
                           Indenture
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Party A and                Opinions of counsel in                At execution of the                No
Party B                    form and substance                    Agreement
                           satisfactory to the other
                           party
----------------------------------------------------------------------------------------------------------------------
Party B                    Prospectus and                        At execution of the                Yes
                           Supplement thereto                    Agreement
----------------------------------------------------------------------------------------------------------------------
Party B                    Rating Agency letters                 At execution of the                No
                                                                 Agreement
======================================================================================================================


PART 4.  MISCELLANEOUS.

         (a)      ADDRESSES FOR NOTICES.  For the purpose of Section 12(a):

         Address for notices or communications to Party A:

         Address:          85 Broad Street
                           New York, New York 10004
                           Attention:  Swap Administration

         Telex:  421344                     Answerback: GOLSAX
         Facsimile No.:  212-902-0996
         Telephone No.:  212-902-1000

         Electronic Messaging System Details:  None

         With a copy to:

         Address:          85 Broad Street
                           New York, New York 10004
                           Attention:  Treasury Administration

         Telex:  421344                     Answerback:  GOLSAX
         Facsimile No.:  212-902-3325
         Telephone No.:  212-902-1000

         Electronic Messaging System Details:  None

         Address for notices or communications to Party B:

         Address:          The Bank of New York, as Owner Trustee
                           101 Barclay Street
                           Floor:  12 East
                           New York, New York 10286

         Facsimile:        212-815-5999
         Telephone No:  212-815-7156

         Electronic Messaging System:  None

         With a copy to:

         Address:          Bankers Trust Company, as Indenture Trustee
                           Four Albany Street, 10th Floor
                           New York, New York  10006
         Attention:        Corporate Trust & Agency Group
                           Structured Finance

         Facsimile:        (212) 250-6439
         Telephone No.: (212) 250-6717

         Electronic Messaging System Details:  None

         (b)      PROCESS AGENT.  For the purpose of Section 13(c):

         Party A appoints as its Process Agent:

         Address:          Goldman, Sachs & Co.
                           85 Broad Street
                           New York, New York 10004
                           Attention:  Legal Department

         Telex:  421344                     Answerback:  GOLSAX
         Facsimile No.:  212-902-4140/3876
         Telephone No.:  212-902-1000

         Electronic Messaging System Details:  None

         Party B appoints as its Process Agent:

         Name:    Bankers Trust Company

         Address: Bankers Trust Company, as Indenture Trustee Four Albany Street, 10th Floor
                           New York, New York  10006

         Attention:        Corporate Trust & Agency Group
                           Structured Finance

         Facsimile:        (212) 250-6439
         Telephone No.: (212) 250-6717

         Electronic Messaging System Details:  None

         (c) OFFICES. The provisions of Section 10(a) will not apply to Party A or Party B.

         (d)      MULTIBRANCH PARTY.  For the purpose of Section 10(c):

         Party A is not a Multibranch Party.

         Party B is not a Multibranch Party.

         (e)      CALCULATION AGENT.  The Calculation Agent is Party A.

         (f) CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document, each of which is incorporated by reference in, constitutes part of, and is in connection with, the Agreement and each Confirmation (unless provided otherwise in a Confirmation) as if set forth in full in the Agreement or such
                  Confirmation:

                  (i)      Support Agreement referenced in Part 3(b) of this
                           Schedule.

         (g) CREDIT SUPPORT PROVIDER. Not applicable either to Party A or to Party B.

         (h) GOVERNING LAW. The Agreement (including the Schedule and the Confirmation) will be governed by, and construed in accordance with, the law of the State of New York (without reference to choice of law doctrine).

         (i) NETTING OF PAYMENTS. Section 2(c) is hereby amended by adding in the first line thereof after the word "date" the words "(including any Payment Date or any Early Termination Date)". Subparagraph (ii) of Section 2(c) will apply.

         (j) "AFFILIATE" will have the meaning specified in Section 14; provided, however, that, for purposes of Section 3(c), such term shall only refer to any Credit Support Provider of the party and/or any party that is a Specified Entity of the party for Bankruptcy.

PART 5.  OTHER PROVISIONS.

         (a) BASIC REPRESENTATIONS: POWERS. Section 3(a)(ii) is hereby amended by: (i) deleting in the fifth line thereof after the word "party" the word "and" and replacing it with ", it"; and (ii) adding in the fifth line thereof after the word "performance" and before the semicolon the words ", the individuals executing and delivering this Agreement and any other documentation relating to this Agreement to which it is a party or that it is required to deliver are duly empowered and authorized to do so, and it has duly executed and delivered this Agreement and any other such documentation."

         (b) ISDA DEFINITIONS. Unless otherwise specified in the first paragraph of this Schedule or in the Confirmation, the Agreement and the Transactions are subject to the 1991 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the "ISDA Definitions"), and will be governed in all relevant respects by the provisions set forth in the ISDA Definitions, without regard to any amendment to the ISDA Definitions subsequent to the date hereof. The provisions of the ISDA Definitions are incorporated by reference in, and shall be deemed part of, the Agreement. Subject to Section 1(b), in the event of any inconsistency between such first paragraph or the provisions of the Agreement (on the one hand) and the ISDA Definitions (on the other hand), such first paragraph and the Agreement will govern.

         (c) CHANGE OF ACCOUNT. Section 2(b) is hereby amended, except with respect to transfers permitted by the Agreement, by the addition of the following after the word "delivery" in the first line thereof:

                  to another account in the same legal, currency, and tax jurisdiction as the original account.

         (d) ABSENCE OF LITIGATION. Section 3(c) is hereby amended by: (i) deleting in the first and second lines thereof the words "or any of its Affiliates"; and (ii) adding in the second line thereof after the word "governmental" the words "or regulatory."

         (e) TRANSFER. Section 7 is hereby amended by: (i) adding in the third line thereof after the word "party," the words "and provided that any transfer of an obligation of Party A or Party B shall otherwise only be effective if each Rating Agency provides written confirmation that its then current rating of the Class A-5 Notes will not be reduced or withdrawn as a result of such transfer"; (ii) adding in the second line of Subparagraph (a) thereof after the words "assets to," the words "or reorganization, incorporation, reincorporation, or reconstitution into or as,"; (iii) deleting at the end of Subparagraph (a) thereof the word "and"; (iv) deleting in the second line of Subparagraph (b) thereof the period and replacing it with "; and"; (v) adding after Subparagraph (b) thereof the following Subparagraph (c):

                           (c) in addition to, and not in lieu of, the transfer
                  rights set forth in the other provisions of this Section 7, Party A may, without recourse by Party B or Party A's transferee against Party A, transfer this Agreement, all or any part of its interests (including without limitation all or any part of its interest in any amount payable to it by Party
                  B) or obligations in or under this Agreement, or one or more Transactions to any of Party A's Affiliates or any of the Affiliates of The Goldman Sachs Group, L.P., provided that:
                  (i) if any such transfer is of any obligations of Party A, either (A) such transferee must have a long-term, unsecured, unsubordinated debt obligation rating or financial program rating (or other similar rating) by at least one U.S. nationally recognized rating agency which is equal to or greater than the comparable long-term, unsecured, unsubordinated debt obligation rating or financial program rating (or other similar rating) of Party A immediately prior to such transfer, or (B) the obligations transferred to such transferee must be guaranteed by Party A pursuant to a guaranty or other agreement or instrument mutually agreed upon by both parties acting reasonably; (ii) Party B will not, as a result of such transfer, be required to pay to the transferee on the next succeeding Scheduled Payment Date an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)) greater than the amount in respect of which Party B would have been required to pay to Party A in the absence of such transfer; (iii) the transferee will not, as a result of such transfer, be required to withhold or deduct on account of a Tax under Section 2(d)(i) (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)) on the next succeeding Schedule Payment Date an amount in excess of that which Party A would have been required to so withhold or deduct on the next Scheduled Payment Date in the absence of such transfer, unless the transferee would be required to make additional payments pursuant to Section 2(d)(i)(4) corresponding to such excess; and (iv) an Event of Default or a Termination Event does not occur as a result of such transfer. With respect to the results described in Clauses (ii) and (iii) above, Party A will cause the transferee to make, and Party B will make, such reasonable Payer Tax Representations and Payee Tax Representations as may be mutually agreed upon by the transferee and Party B in order to permit such parties to determine that such results will not occur upon or after the transfer;

and (vi) adding at the end thereof the following sentence:

                  Any transfer of all or part of the obligations of either party made in compliance with, and which meets all of the requirements of, this Section will constitute an acceptance and assumption of such obligations by the transferee, a novation of the transferee in place of the transferor with respect to such obligations (and any related interests so transferred), and a release and discharge by the non-transferring party of the transferor from, and an agreement by the non-transferring party not to make any claim for payment, liability, or otherwise against the transferor with respect to, such obligations from and after the effective date of the transfer.

         (f) LOCAL BUSINESS DAY. Notwithstanding any definition set forth in Section 14: (i) "Local Business Day" shall mean any day (other than a Saturday, a Sunday or legal holiday) on which commercial banking institutions in New York, New York, or any other location of any successor Servicer or successor Indenture Trustee, are open for regular business; and (ii) "Business Day" shall have the same meaning as Local Business Day.

         (g) SEVERABILITY. If any term, provision, covenant, or condition of the Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if the Agreement had been executed with the invalid or unenforceable portion eliminated, so long as the Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of the Agreement and the deletion of such portion of the Agreement will not substantially impair the respective benefits or expectations of the parties to the Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with, any such Section) shall be so held to be invalid or unenforceable.

         (h) AGREEMENTS: FURNISH SPECIFIED INFORMATION. Section 4(a) is hereby amended by adding at the end thereof the following paragraph:

                  Notwithstanding the foregoing provisions of this Section 4(a), the parties agree that, pursuant to the terms of the Power of Attorney of the corporate general partner of Party A referred to in Part 3 hereof, any one or more of the attorneys-in-fact of such corporate general partner under such Power of Attorney (each a "Duly Authorized Representative") will deliver to Party B or such governmental or taxing authority such forms, documents, or certificates; provided, however, that (i) such Duly Authorized Representative will not be required to provide financial information not otherwise required under this Agreement or any other information concerning the assets or operations of Party A or any of its Affiliates which Party A, in its reasonable judgment, views as proprietary in nature other than the identity, residence, and the tax status of Party A or any of its Affiliates, and (ii) in the event the requested form, document, or certificate as delivered in the manner set forth in this paragraph fails to satisfy the requirements of law at any time, such failure will




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
                  not be deemed a breach or violation of this Section 4(a) or any other provision of this Agreement.

         (i)      SETTLEMENT AMOUNT. The definition of "SETTLEMENT AMOUNT" in
Section 14 is hereby amended by deleting in the third and fourth lines of Subparagraph (b) thereof the words "or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result".

         (j) RESIGNATION OR REMOVAL OF OWNER TRUSTEE. The Owner Trustee agrees to give written notice to Party A 60 days prior to the Owner Trustee's resignation from the Owner Trust. In no event shall the Owner Trustee resign or be removed prior to appointment by the Depositor (in accordance with the Trust Agreement) of a successor Owner Trustee or the liquidation of the Trust Assets.

                  Upon acceptance of appointment by a successor Owner Trustee, Party B shall cause such successor Owner Trustee to give prompt notice to Party A of such acceptance.

         (k) RECEIPT OF REPORTS. Party B shall deliver to Party A, within five Business Days of an event of noncompliance by the Owner Trust or the Owner Trustee with the Trust Agreement or the Indenture or by the Indenture Trustee with the Indenture known to Party B, a report setting forth a description of such event of noncompliance.

         (l) RESTRICTION ON AMENDMENTS TO THE TRUST AGREEMENT, THE INDENTURE OR ANY RELATED DOCUMENT. The Owner Trustee agrees not to enter into any amendment to the Trust Agreement, the Indenture or any other Related Document that would impair the ability of Party B to perform its obligations under the Agreement or would have a material adverse impact on Party A.

         (m) AGREEMENT NOT TO PETITION. Party A agrees for the benefit of the Class A-5 Noteholders that, until at least one year and one day after the Owner Trust has been terminated in accordance with Article VII of the Trust Agreement, it shall not file, or join in the filing of, a petition against the Owner Trust under any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Owner Trust under any Bankruptcy Law. In the event Party A takes action in violation of this paragraph (m), Party B agrees, for the benefit of the Noteholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by Party A against the Owner Trust or the commencement of such action and raise the defense that Party A has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Owner Trustee or the Owner Trust may assert. The provisions of this paragraph (m) shall survive the termination of this Agreement and the Trust Agreement.

         (n) NO RECOURSE. Class A-5 Notes represent obligations of the Owner Trust only, and do not represent interests in or obligations of Party A, and no recourse may be had by the Class A-5 Noteholders against Party A or its assets with respect to the Class A-5 Notes or the Agreement (provided that this provision shall not affect Party B's rights under the Agreement). The obligations, expenses and liabilities of Party B under the Agreement shall be paid from, and are limited to, the assets of the Owner Trust (to the extent such assets are allocated to such obligations, expenses and liabilities in accordance with the terms of the Indenture or the Related Documents), and no recourse may, in connection with the Agreement, be had by Party A against any other assets of the Owner Trust or the assets of the Owner Trustee or of the Class A-5 Noteholders in their individual capacities.

                  Party A agrees that the representations and warranties contained in the Agreement shall not be deemed to be made by the Owner Trustee (except to the extent expressly provided for herein), and no recourse shall be made against the Owner Trustee as a result of any breach or misrepresentation of such representations and warranties, or for any reason relating to the Owner Trustee's execution of the Agreement.

         (o) REGARDING THE PARTIES. Party A acknowledges and agrees that neither the Indenture Trustee nor the Owner Trustee had any involvement in, and accordingly neither such person accepts any responsibility for, (i) the establishment, selection, or structure of the Trust Assets, (ii) the selection of Party A as the Class A-5 Swap Counterparty, (iii) the establishment of the terms of the Agreement or the Class A-5 Notes or (iv) except for any information relating to the Indenture Trustee and the Owner Trustee that is based on information provided by the Indenture Trustee or the Owner Trustee, respectively, the preparation of or passing on the disclosure contained in the Prospectus and Prospectus Supplement distributed with respect to the Class A-5 Notes.

                  Party B and the Owner Trustee acknowledge and agree that Party A had no involvement in, and accordingly accepts no responsibility for, (i) the establishment, structure, or choice of the Trust Assets or any series of notes,
(ii) the selection of any person performing services for or acting on behalf of the Owner Trust, (iii) the selection of Party A as a swap provider, (iv) the terms of the any series of notes or the economic terms of any Transaction entered into with the Owner Trust pursuant to the Agreement, (v) the preparation of or passing on the disclosure and other information contained in the offering circular, prospectus, series supplement, trust deed, or any other agreements or documents used by the Owner Trust or any other party in connection with the marketing and sale of any series of notes, (vi) the ongoing operations and administration of the Owner Trust, including the furnishing of any information to the Owner Trust which is not specifically required under the Agreement, or
(vii) any other aspect of the Owner Trust's existence except for those matters specifically identified in the Agreement

         (p) NOTICES ON TRUST ASSETS. Within five Business Days of receipt or delivery of any reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee with respect to the Trust Assets, Party B shall deliver a copy of same to Party A.

         (q) REPRESENTATIONS AND WARRANTIES OF OWNER TRUSTEE. The Owner Trustee hereby represents and warrants, for the benefit of Party A, to each of the representations and warranties set forth in Section 6.6 of the Trust Agreement. Party B shall cause any successor Owner Trustee likewise to represent and warrant as set forth in Section 6.6 of the Trust Agreement.

         (r) ASSIGNMENT BY OWNER TRUSTEE. Except as provided in the Trust Agreement, the Owner Trustee may not assign any of its duties or obligations under the Trust Agreement without the prior written consent of Party A.

         (s) Section 9(b) is hereby amended by: (i) adding "(i)" after the word "unless" in the second line thereof; and (ii) the words ", and (ii) each Rating Agency provides written confirmation that its then current rating of the Class A-5 Notes will not be reduced or withdrawn as a result of such amendment, modification or waiver" after the word "system" and before the period at end of such Section.

         (t) ADDITIONAL REPRESENTATIONS. Section 3 is hereby amended by adding the following additional Subsections:

                  (g) ELIGIBLE SWAP PARTICIPANT. It is an "eligible swap participant" as defined in the Part 35 Regulations of the U.S. Commodity Futures Trading Commission.

                  (h) NO RELIANCE. In connection with the negotiation of, the entering into, and the confirming of the execution of, the Agreement and each Transaction: (1) the other party is not acting as a fiduciary or financial or investment advisor for or to it; (2) it is not relying upon any representations (whether written or oral) of the other party other than the representations expressly set forth in the Agreement; and (3) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

                  (i) NO AGENCY. It is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

                  (j) LINE OF BUSINESS. It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

                  IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


                                   Very truly yours,

                                   GOLDMAN SACHS MITSUI MARINE
                                   DERIVATIVE PRODUCTS, L.P.

                                   By:    GSMMDPGP, Inc.
                                          General Partner

                                          By:       /s/ Charles E. Davies
                                               --------------------------------
                                               Name:    Charles E. Davies
                                               Title:   Authorized Officer
                                               Date:    December 3, 1997


                                   CAPITA EQUIPMENT RECEIVABLES
                                   TRUST 1997-1

                                   By:    The Bank of New York, not in its
                                          individual capacity but solely as
                                          Owner Trustee

                                          By:       /s/ Cheryl L. Laser
                                               --------------------------------
                                               Name:    Cheryl L. Laser
                                               Title:   Authorized Officer
                                               Date:    December 3, 1997

                    CAPITA EQUIPMENT RECEIVABLES TRUST 1997-1

                                  CONFIRMATION
                                      UNDER
                            CLASS A-5 SWAP AGREEMENT


DATE:             December 3, 1997

To: Capita Equipment Receivables Trust 1997-1 (the "Owner Trust" or "Party B"), represented by The Bank of New York, not in its individual capacity, but solely as Owner Trustee (the "Owner Trustee")
                  Telephone No.:    (212) 815-5286
                  Facsimile No.:    (212) 815-5544
                  Attention:        Corporate Trust Administration - Asset-
                                    Backed Unit

FROM:             Goldman Sachs Mitsui Marine Derivative Products, L.P.
                  ("GSMMDP" or "Party A")

CC:               Goldman, Sachs & Co.
                  Swap Administration

SUBJECT: Interest Rate Swap Transaction under the Class A-5 Swap Agreement Referred to below

REF. NO.:         NUUS711720 (080000A00)

--------------------------------------------------------------------------------


Ladies and Gentlemen:

                  The purpose of this communication is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (this "Transaction") between GSMMDP and the Owner Trust. This communication constitutes the "Confirmation" with respect to the Transaction as referred to in the Class A-5 Swap Agreement.

                  1. DEFINITIONS, ETC. (a) Terms defined or referenced elsewhere in the Class A-5 Swap Agreement and not otherwise defined or referenced in this Confirmation are used in this Confirmation as therein defined or referenced. Further, this Confirmation is subject to, and incorporates, the 1991 ISDA Definitions (the "ISDA Definitions") published by the International Swaps and Derivatives Association, Inc. ("ISDA"), except as otherwise provided in the preceding sentence and except that, for purposes of this Confirmation, all references to "Swap Transactions" in the ISDA Definitions will be deemed to be references to "Transactions".

                  (b) This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement, dated as of December 3, 1997, including the Schedule thereto, as such ISDA Master Agreement and Schedule may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof (as so amended, supplemented or modified, the "Class A-5 Swap Agreement"), between Party A and Party B. All provisions contained in, or incorporated by reference to, the Class A-5 Swap Agreement shall govern this Confirmation; provided, however, that, except as otherwise provided in paragraph 1(a) hereof, and subject to Section 1(b) of the ISDA Master Agreement, in the event of any inconsistency between this Confirmation (on the one hand) and the remainder of the Class A-5 Swap Agreement or the ISDA Definitions (on the other hand), this Confirmation will govern.

                  (c) Party A and Party B will make each payment specified in this Confirmation as being payable by it, no later than the due date for value on that date in the place of the account specified below or otherwise specified in writing, in freely transferable funds and in the manner customary for payments in the required currency. If on any date amounts which would otherwise be payable in the same currency by each party to the other in respect of this Transaction are equal, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged, and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, the parties' obligations will be automatically satisfied and discharged and replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

                  2.       TERMS.  The terms of this Transaction are as follows:


Trade Date:                           December 3, 1997.

Effective  Date:                      December 3, 1997.

Termination Date:                     The first to occur of

                                      (a)  February 15, 2002, or

                                      (b)  the date on which the Notional Amount
                                           equals zero.

Reference Securities:                 Capita Equipment Receivables Trust 1997-1,
                                      Floating Rate Receivable-Backed Notes,
                                      Class A-5 due February 15, 2002 (CUSIP:
                                      13970LAL6).

Original Notional Amount:             USD 105,000,000.

Notional Amount for initial
  Calculation Period:                 USD 105,000,000 (which is equal to the
                                      Original Notional Amount multiplied by a Remaining Balance Factor of 1.00000000).

Notional Amount for all
  Calculation Periods subsequent
  to initial Calculation Period:      The product of (a) the Original Notional
                                      Amount, and (b) the Remaining Balance
                                      Factor, determined as of the last day of the applicable Calculation Period.

Remaining Balance Factor:             A fraction with (i) the numerator equal to
                                      the weighted average outstanding unpaid
                                      principal amount of the Reference
                                      Securities during the applicable
                                      Calculation Period, and (ii) the
                                      denominator equal to the original unpaid principal amount of the Reference
                                      Securities on the Effective Date, rounded upward to eight decimal places. The
                                      Remaining Balance Factor as of the
                                      Effective Date and for the initial
                                      Calculation Period is 1.00000000.

Settlement Amount; Early
  Termination Payment;
  Breakage Costs:                     No reduction in the Notional Amount in
                                      accordance with the provisions of, or
                                      incorporated into, this Confirmation
                                      (including, without limitation, such as is the result of the application of the Remaining Balance Factor as set forth in "Remaining Balance Factor" above) shall give rise to a payment by either the Owner
                                      Trust or GSMMDP of any settlement amount, early termination payment, breakage costs or other amounts representing the future value of, or of




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
                                      future payments in respect of, the portion of the Notional Amount so reduced.


Calculation Agent:                    GSMMDP.

                  3.       FIXED AMOUNTS.

Fixed Rate Payer:                     The Owner Trust.

Fixed Rate Payer Payment Dates:       Monthly, on the 15th day of each month,
                                      commencing on December 15, 1997 and ending on the Termination Date, subject to adjustment in accordance with the
                                      Following Business Day Convention.

Fixed Rate:                           6.25%.

Fixed Rate Day Count Fraction:        30/360.

Fixed Rate Period End Dates:          Not adjusted.

                  4.       FLOATING AMOUNTS.

Floating Rate Payer:                  GSMMDP.

Floating Rate Payer Payment Dates:    Monthly, on the 15th day of each month,
                                      commencing on December 15, 1997 and ending on the Termination Date, subject to adjustment in accordance with the
                                      Following Business Day Convention.

Floating Rate for initial
Calculation Period:                   6.09375% (inclusive of Floating Rate
                                      Spread)

Floating Rate Option:                 USD-LIBOR-BBA.

Floating Rate Designated Maturity:    One month.

Floating Rate Spread:                 Plus 0.125%.

Floating Rate Day Count Fraction:     Actual/360.

Floating Rate Reset Dates:            The first day of each Calculation Period

Floating Rate Period End Dates:       Adjusted in accordance with the Following
                                      Business Day Convention.

           5.       ACCOUNT DETAILS:

                    Payments to GSMMDP:
                    For the Account of:   Goldman Sachs Mitsui Marine Derivative
                                          Products, L.P.

                    Name of Bank:         The Chase Manhattan Bank, New York
                    Account No.:          930-1-034733
                    Account Name:         Goldman Sachs Mitsui Marine Derivative
                                          Products, L.P.

                    Fed. ABA No.:         021000021

                    GSMMDP Inquiries:     Nicole Levy, Swap Operations
                                          Goldman, Sachs & Co.
                                          Telephone No:  212-902-2686
                                          Facsimile No:  212-902-5692

                    Payments to Owner     In accordance with the Owner Trust's
                      Trust:              written instructions as set forth
                                          below or otherwise delivered to
                                          GSMMDP. GSMMDP shall make no payments
                                          without having received (i) such
                                          written instructions and (ii) a fully
                                          executed facsimile copy of this
                                          Confirmation or other written
                                          acceptance of the terms hereof.

                    Name of Bank:         Bankers Trust Company
                                          Corporate Trust and Agency Group
                    Account No.:          #014 19 647
                    Attention:            Raymond Delli Colli
                    REF:                  Capita Equipment Receivables
                                          Trust 1997-1

                    ABA No.:              #021 001 033

           6.       OFFICES:

                    (a) The Office of GSMMDP for the Transaction is 85 Broad Street, New York, NY 10004.

                    (b) The Office of the Owner Trust for the Transaction is c/o The Bank of New York, as Owner Trustee, 101 Barclay Street, Floor: 12 East, New York, NY 10286, Attention: Corporate Trust Department.

                             With a copy to:    Bankers Trust Company
                                                  as Indenture Trustee
                                                4 Albany Street, 10th floor
                                                New York, New York  10006
                                                Attn:  Corporate Trust and
                                                       Agency Group Structured
                                                       Finance

                  GSMMDP is very pleased to have executed this Transaction with the Owner Trust.

                                Very truly yours,

                                GOLDMAN SACHS MITSUI MARINE
                                DERIVATIVE PRODUCTS, L.P.

                                By:    GSMMDPGP, Inc.
                                       General Partner

                                 By:       /s/ Charles E. Davies
                                    ------------------------------------------
                                    Authorized Officer

Agreed and Accepted By:
CAPITA EQUIPMENT RECEIVABLES TRUST 1997-1
By:      The Bank of New York,
         not in its individual capacity
         but solely as Owner Trustee

By:      /s/ Cheryl L. Laser
    -------------------------------
    Name:    Cheryl L. Laser
    Title:   Authorized Officer





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